EXHIBIT 4.3

EXECUTION VERSION

AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of June 1, 2007 is entered into by and among GLOBAL CROSSING LIMITED, an exempt company with limited liability organized under the laws of Bermuda (the “Company”), each other Grantor (as defined below) from time to time party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as administrative agent and collateral agent under the Senior Debt Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Senior Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the Subordinated Debt Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Trustee”) and STT CROSSING LTD. (“STT”), a company organized under the laws of Mauritius, as the Subordinated Creditor (as defined below). Capitalized terms used herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, the other Grantors party thereto from time to time, the Senior Agent and the Trustee have entered into that certain Subordination and Intercreditor Agreement, dated as of May 9, 2007 (as amended, restated, amended and restated, renewed, extended, supplemented and/or otherwise modified to, but not including, the date hereof, the “Existing Intercreditor Agreement”);

WHEREAS, the Company, the other Grantors party thereto from time to time, the Senior Lenders party thereto from time to time and the Senior Agent have entered into that certain Credit and Guaranty Agreement, dated as of May 9, 2007, as amended by Amendment No. 1 to Credit and Guaranty, dated as of June 1, 2007 (as further amended, restated, amended and restated, supplemented, modified and/or Refinanced from time to time, the “Senior Credit Agreement”), providing for the making of term loans;

WHEREAS, the obligations under the Senior Credit Documents of the Company and the other Grantors from time to time party thereto, and all Hedging Agreements with one or more Other Creditors, are secured by substantially all the assets of the Company and such Grantors pursuant to the Senior Security Documents;

WHEREAS, the Company, as issuer, the other Grantors party thereto from time to time and the Trustee have entered into that certain Indenture, dated as of December 23, 2004 (as amended, restated, amended and restated, supplemented, modified and/or Refinanced from time to time, in accordance with this Agreement, including, without limitation, pursuant to that certain Supplemental Indenture, dated as of the date hereof the “Indenture”), pursuant to which the Company has issued payable-in-kind notes (the “PIK Notes”);

WHEREAS, the obligations under the Subordinated Debt Documents of the Company and the other Grantors from time to time party thereto are secured by substantially all the assets of the Company and the other Grantors pursuant to the Subordinated Security Documents; and

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WHEREAS, the parties hereto desire to enter into this Agreement in order to subordinate the payment obligations and Liens under the Subordinated Debt Documents to the payment obligations and Liens under the Senior Debt Documents, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Existing Intercreditor Agreement shall be and is hereby amended and restated in its entirety as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in the Senior Credit Agreement.

“Agreement” means this Amended and Restated Subordination and Intercreditor Agreement, as amended, restated, amended and restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.

“Amendment No. 1 Effective Date” has the meaning set forth in the Senior Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” means $350,000,000, reduced by the amount of payments and prepayments actually received by any Senior Creditor which resulted in repayments of principal with respect to the Senior Obligations.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Closing Date” has the meaning set forth in the Senior Credit Agreement.

“Collateral” means, collectively, Common Collateral and Specified Collateral.

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“Common Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, constituting both Senior Collateral and Subordinated Collateral.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Comparable Subordinated Security Document” means, in relation to any Common Collateral subject to any Lien created under any Senior Security Document, that Subordinated Security Document which creates a Lien on the same Common Collateral, granted by the same Grantor.

“Creditors” means, collectively, the Senior Creditors and the Subordinated Creditor.

“Defaulting Creditor” has the meaning set forth in Section 5.13(d) hereof.

“Discharge of Senior Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.12 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Proceeding at the rate provided for in the respective Senior Documents, whether or not such interest would be allowed in any such Proceeding) and premium (including, without limitation, any applicable prepayment penalty), if any, on all Indebtedness outstanding under the Senior Credit Documents, (b) payment in full in cash of all other Senior Obligations (other than Other Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) termination of all other commitments of the Senior Creditors under the Senior Credit Documents.

“Discharge of Senior Obligations” means, except to the extent otherwise provided in Section 5.12 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Proceeding at the rate provided for in the respective Senior Credit Document, whether or not such interest would be allowed in any such Proceeding) and premium (including, without limitation, any applicable prepayment penalty), if any, on all Indebtedness outstanding under the Senior Credit Documents, (b) payment in full in cash of all other Senior Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms reasonably satisfactory to the Senior Agent) of all Hedging Agreements issued or entered into, as the case may be, by any Senior Creditor permitted by the Senior Credit Agreement and (d) termination of all other commitments of the Senior Creditors under the Senior Credit Documents.

“Disposition” has the meaning set forth in Section 5.2(a)(ii) hereof.

“Eligible Purchaser” has the meaning set forth in Section 5.13(a) hereof.

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“Enforcement Action” shall mean any action to collect, or enforce payment of, the Subordinated Obligations, or exercise any of the remedies with respect to the Subordinated Obligations set forth in any of the Subordinated Debt Documents or that otherwise may be available to the Trustee or the Subordinated Creditor, either at law or in equity, by judicial proceedings (including by filing a Proceeding) or otherwise (including, without limitation, taking any action under state or Federal law (including the UCC) to foreclose upon, take possession of, sell any Collateral or otherwise exercise remedies as a secured creditor); provided that the exercise of any right or option to effect the PIK Conversion with respect to any PIK Notes shall not constitute an Enforcement Action.

“Excluded Obligations” has the meaning set forth in the definition of Senior Obligations.

“Exempt Subordinated Costs and Expenses” means (i) a restructuring fee equal to (a) $7,500,000 payable on or about the date hereof by the Company to the Subordinated Creditor plus (b) the Consent Warrants (as defined in the Recapitalization Agreement) to be delivered by the Company to the Subordinated Creditor concurrently with the consummation of the PIK Conversion or, if the Company fails (and for reasons other than those due to a default of the Subordinated Creditor under the Recapitalization Agreement) to timely deliver the Consent Warrants pursuant to the terms of the Recapitalization Agreement, the amount of $10,500,000 payable in connection with the consummation of the PIK Conversion, plus (c) any reasonable out-of-pocket costs and expenses of the Subordinated Creditor reimbursable by the Company pursuant to Section 4.1 of the Recapitalization Agreement which are paid to or received by the Subordinated Creditor, (ii) any out-of-pocket costs and expenses (including, without limitation, reasonable legal fees) reimbursable by the Company to the Trustee, and fees payable by the Company to the Trustee, in either case pursuant to the terms of the Indenture and/or Subordinated Debt Documents which are paid to or received by the Trustee and (iii) so long as no Senior Acceleration Event has occurred and no event of default under the Senior Debt Documents has occurred and is continuing and no Proceeding under any applicable Bankruptcy Law has been commenced, any reasonable out-of-pocket costs and expenses of the Subordinated Creditor (including, without limitation, reasonable legal fees and reasonable out-of-pocket costs and expenses incurred by the Subordinated Creditor in connection with its review of any request for a waiver under the Subordinated Debt Documents) reimbursable by the Company pursuant to the terms of the Indenture and/or Subordinated Debt Documents which are paid to or received by the Subordinated Creditor.

“Existing Intercreditor Agreement” has the meaning set forth in the recitals hereto.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Grantors” means the Company and each other Person that has executed and delivered, or may from time to time hereafter execute and deliver, a Senior Security Document or a Subordinated Security Document.

“Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Senior Credit Agreement or the Indenture.

“Indenture” has the meaning set forth in the recitals hereto.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

“Loans” means “Loans” under, and as defined in, the Senior Credit Agreement.

“New Agent” has the meaning set forth in Section 5.12 hereof.

“Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues on or after the commencement of any Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.

“Other Creditor” means (i) each Senior Lender, any Agent (as defined in the Senior Credit Agreement), or any affiliate of the foregoing (even if the respective Senior Lender or Agent subsequently ceases to be a Senior Lender or Agent under the Senior Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such Senior Lender, Agent, affiliate or other financial institution referred to in clause (i) above.

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“Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.

“Other Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues on or after the commencement of any Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Proceeding) of each Grantor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.

“Permitted Subordinated Debt Payments” means (i) interest payments on account of the Subordinated Indebtedness evidenced by the PIK Notes but only to the extent made on a paid-in-kind or accretion basis (and not made in cash), and (ii) the accrual (and not payment in cash) of default interest on Subordinated Obligations evidenced by the PIK Notes, in each instance, to the extent then due and payable in accordance with the terms of the Subordinated Debt Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Conversion” has the meaning set forth in Section 3.2(a) hereof

“PIK Notes” has the meaning set forth in the recitals hereto.

“Post-Closing Collateral Requirement” has the meaning set forth in the Senior Credit Agreement.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

“Priority Lien” has the meaning set forth in Section 5.2(b) hereof.

“Proceeding” has the meaning set forth in Section 2.2(b) hereof.

“Purchase Notice” has the meaning set forth in Section 5.13(b) hereof.

“Recapitalization Agreement” means the Recapitalization Agreement, dated as of May 9, 2007, between the Company and the Subordinated Creditor, as amended as of the date hereof and in effect on the date hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

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“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Remedial Action” has the meaning set forth in Section 5.2(a)(i) hereof.

“Reorganization Subordinated Securities” means any (i) equity securities of the Company or any of its Subsidiaries and (ii) notes or other debt securities issued in substitution of all or any portion of the Subordinated Obligations that are subordinated, including in right of payment, to the Senior Obligations (or any notes or other securities issued in substitution of all or any portion of the Senior Obligations) at least to the same extent and, in the case of clause (ii), on substantially the same terms, on which the Subordinated Obligations are subordinated to the Senior Obligations pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to the Grantors and Senior Creditors than the terms contained in the Subordinated Debt Documents.

“Required Senior Creditors” means (i) at all times prior to the occurrence of the Discharge of Senior Credit Agreement Obligations, the Required Senior Lenders (or, to the extent required by the Senior Credit Agreement, each of the Senior Lenders), and (ii) at all times after the occurrence of the Discharge of Senior Credit Agreement Obligations, the holders of at least the majority of the then outstanding Other Obligations (determined by the Senior Agent in such reasonable manner as is acceptable to it).

“Required Senior Lenders” means the “Requisite Lenders” under, and as defined in, the Senior Credit Agreement.

“Security Documents” means, collectively, the Senior Security Documents and the Subordinated Security Documents.

“Senior Acceleration Event” as the meaning set forth in Section 2.2(a) hereof.

“Senior Agent” has the meaning set forth in the recitals hereto.

“Senior Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Obligations pursuant to any Senior Debt Document.

“Senior Credit Agreement” has the meaning set forth in the recitals hereto.

“Senior Credit Documents” means the Senior Credit Agreement and the other Credit Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Senior Obligation and any other document or instrument executed or delivered at any time in connection with any Senior Obligation (including any intercreditor or joinder agreement among holders of Senior Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, modified, supplemented, replaced and/or Refinanced from time to time in accordance with the terms thereof and hereof.

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“Senior Creditors” means, at any relevant time, the holders of Senior Obligations at such time, including, without limitation, the Senior Lenders, the Other Creditors, the Senior Agent and the other agents and arrangers under the Senior Credit Agreement.

“Senior Debt Documents” means and includes the Senior Credit Documents and the Hedging Agreements entered into with one or more Other Creditors.

“Senior Lenders” means the “Lenders” under, and as defined in, the Senior Credit Agreement.

“Senior Obligations” means (i) subject to the second succeeding sentence herein, all Obligations outstanding under the Senior Credit Agreement and the other Senior Credit Documents, and (ii) all Other Obligations. “Senior Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of a Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of a Proceeding in accordance with the rate specified in the relevant Senior Debt Document, whether or not the claim for such interest is allowed or allowable as a claim in such Proceeding, (b) any and all reasonable fees and expenses (including reasonable attorneys’ and/or financial consultants’ fees and expenses) incurred by the Senior Agent and the other Senior Creditors on or after the commencement of a Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Proceeding, and (c) all obligations for the payment of money and liabilities of each Grantor under each Senior Debt Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The Senior Obligations shall not include (x) principal of Loans in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be Senior Obligations) (the Obligations described in clauses (x) and (y), collectively, the “Excluded Obligations”).

“Senior Security Documents” means the Collateral Documents (as defined in the Senior Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

“Service of Process Agent” means The Corporate Trust Company, presently located at 1209 Orange Street, Wilmington , DE 19805.

“Specified Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, constituting Subordinated Collateral that do not also constitute Senior Collateral.

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“Subordinated Collateral” means, at any time, all of the assets of the Company or any of its Subsidiaries, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Subordinated Obligations pursuant to any Subordinated Debt Document (for the avoidance of doubt, irrespective of whether any such Subsidiary is a party hereto or to any Senior Debt Document).

“Subordinated Creditor” means the Subordinated Creditor that is a signatory hereto and, at any relevant time, the holders of Subordinated Obligations at such time, including, without limitation, the Subordinated Noteholders and any agents and arrangers under the Indenture.

“Subordinated Debt Documents” means the Indenture, the Security Documents (as defined in the Indenture), the PIK Notes and each of the other agreements, documents and instruments providing for or evidencing any other Subordinated Obligation, and any other document or instrument executed or delivered at any time in connection with any Subordinated Obligation (but excluding, in any event, the Recapitalization Agreement), as the same may be amended, restated, modified and/or otherwise supplemented from time to time in accordance with the terms hereof and thereof.

“Subordinated Noteholders” means the “Holders” under and as defined in the Indenture.

“Subordinated Obligations” means all Obligations outstanding under the Indenture and the other Subordinated Debt Documents. “Subordinated Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of a Proceeding in accordance with the rate specified in the relevant Subordinated Credit Document whether or not the claim for such interest is allowed or allowable as a claim in such Proceeding, (b) any and all reasonable fees and expenses (including reasonable attorneys’ and/or financial consultants’ fees and expenses) incurred by the Trustee and the Subordinated Creditor on or after the commencement of a Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Proceeding, and (c) all obligations for the payment of money and liabilities of each Grantor under each Subordinated Debt Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

“Subordinated Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Subordinated Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Subsidiary” of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time

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stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

“Subsidiary Guarantors” means each Subsidiary of the Company which enters into a guaranty of any Senior Obligations or Subordinated Obligations.

“Substantial Completion of the Senior Collateral” means the date on which not less than 80% of the book value of the Collateral (as determined by the Senior Agent in its reasonable discretion and following receipt by the Senior Agent and the Subordinated Creditor of a certificate of an authorized officer of the Company certifying the same and setting forth in reasonable detail the related calculations (such certificate to be delivered promptly by an officer of the Company upon reaching such 80% threshold described above)), becomes subject to a perfected Lien in favor of the Senior Agent securing the Senior Obligations.

“Trigger Date” has the meaning set forth in Section 3.2(a) hereof.

“Trustee” has the meaning set forth in the first paragraph of this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

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SECTION 2. Subordination of Subordinated Obligations to Senior Obligations.

2.1 Subordination. The Subordinated Obligations, including all payments of principal, interest, fees and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Obligations to the extent, and in the manner, set forth herein. The foregoing shall apply notwithstanding the availability of Collateral to the Senior Creditors, the Trustee or the Subordinated Creditor or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Obligations or the Subordinated Obligations, or the lien or priority of payment thereof, and in any instance wherein the Senior Obligations or any claim for the Senior Obligations is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal, foreign, state or local law.

2.2 Restriction on Enforcement by Subordinated Creditor; Payment Restrictions; Proceedings; Etc. Each of the Trustee and the Subordinated Creditor hereby agrees that until the Discharge of Senior Obligations has occurred:

(a) Neither the Trustee nor the Subordinated Creditor shall, without the prior written consent of the Required Senior Creditors, which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action. Subject to the terms and conditions of Section 2.2(f), (g), (h) and (i), if, as a result of an event of default under the Senior Credit Agreement, the Senior Obligations have become or are declared to be due and payable in full (a “Senior Acceleration Event”) and an event of default has occurred and is continuing under the Indenture, the Senior Agent shall be entitled to instruct the Trustee or the Subordinated Creditor in writing to pursue any Enforcement Action (or to cease any such Enforcement Action after having been so instructed) with respect to any Specified Collateral and the Trustee or Subordinated Creditor shall use reasonable efforts to promptly comply with such instructions. Notwithstanding any provision of the Subordinated Debt Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether in cash, property, securities (other than Reorganization Subordinated Securities) or otherwise) of principal, interest, premium or any other amount due with respect to the Subordinated Obligations shall be made or received, and neither the Trustee nor the Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Obligations, until the Discharge of Senior Obligations has occurred; provided, however, the Company may make, and the Trustee and the Subordinated Creditor may accept and retain, Permitted Subordinated Debt Payments and Exempt Subordinated Costs and Expenses.

(b) Until the Discharge of Senior Obligations has occurred, in the event that any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of the Company or any other Grantor or the proceeds thereof, in whatever form, to any creditor or creditors of the Company or any other Grantor or to any holder of indebtedness of the Company or any other Grantor or by reason any liquidation, dissolution or other winding up of the Company or any Grantor or their respective businesses, or of any receivership or custodianship for the Company or any other Grantor or of all or substantially all of their respective property, or

Exhibit M

of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Company or any other Grantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension (each, a “Proceeding”), then except as contemplated by the last sentence of Section 2.2(a), (i) no payment of any kind or character (whether in cash, property, securities or otherwise (other than Reorganization Subordinated Securities and Exempt Subordinated Costs and Expenses) shall be made to or accepted by the Trustee or the Subordinated Creditor in respect of the Subordinated Obligations and (ii) any payment or distribution of any kind or character, whether in cash, property, securities or otherwise (other than Reorganization Subordinated Securities and Exempt Subordinated Costs and Expenses), which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Obligations, shall be paid or delivered to the Senior Agent, and each of the Trustee and the Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries. In any such event, the Trustee, on behalf of itself and each other Subordinated Creditor, hereby (x) irrevocably authorizes empowers and directs the Senior Agent to demand, sue for, collect and receive every such payment or distribution, (y) agrees to execute and deliver to the Senior Agent or its representative all such further instruments confirming the authorization referred to in immediately preceding clause (x) as the Senior Agent may reasonably request and (z) irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations in connection with any such Proceeding upon the failure of such Person to do so 15 days before the expiration of the time to file any such proof of claim; provided, however, that the Senior Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim. The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent, each Senior Creditor, the Trustee and the Subordinated Creditor even if all or part of the Senior Obligations or the Liens securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any such Proceeding. Each of the Trustee and the Subordinated Creditor hereby agrees to not exercise any and all rights that it may acquire by subrogation or otherwise to any Lien of the Senior Obligations or any portion thereof until the Discharge of Senior Obligations has occurred.

(c) In any Proceeding, neither the Trustee nor the Subordinated Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the Senior Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all Senior Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the Senior Obligations for Liens for the benefit of the Senior Creditors on all Collateral, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Trustee are only on assets or property securing the Senior Obligations and shall have the same relative priority with respect to the Collateral or other assets or property,

Exhibit M

respectively, as provided in this Agreement with respect to Common Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Senior Obligations or the Subordinated Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Subordinated Obligations shall be delivered to the Senior Agent and distributed in accordance with the payment subordination provisions and Lien priorities provided herein, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Proceeding that is inconsistent with or purports to alter the provisions of this Agreement, the Senior Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Subordinated Creditor against any such plan, with such appointment being coupled with an interest, and the Senior Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 2.2(c), the Subordinated Creditor shall remain entitled to vote its claims in any such Proceeding.

(d) Neither the Trustee nor the Subordinated Creditor shall pledge, assign, hypothecate, transfer, convey or sell any Subordinated Obligations or any interest in any Subordinated Obligations to any entity (other than under the relevant Senior Security Documents or Subordinated Security Documents and in accordance with the relevant requirements of the Senior Credit Agreement to a Credit Party (as defined in the Senior Credit Agreement) which is a party hereto) without the prior written consent of the Senior Agent (with the prior written consent of the Required Senior Creditors), provided that Subordinated Creditor may assign some or all of the Subordinated Obligations to any assignee or transferee so long as such assignee or transferee acquiring any interest in the Subordinated Obligations shall execute and deliver a written acknowledgment to the Senior Agent of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement.

(e) Upon the reasonable request by the Senior Agent or the Required Senior Creditors, the Trustee or the Subordinated Creditor, as applicable, shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified, setting forth the original principal amount of the notes evidencing the Indebtedness with respect to the Subordinated Obligations, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and further certifying that, to the best knowledge of the Trustee or the Subordinated Creditor, there exist no defaults with respect to any Subordinated Obligations, or if any such defaults exist, specifying the defaults and the nature thereof.

(f) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Subordinated Creditor shall be required to take any action (i) which is contrary to this Agreement, (ii) which is contrary to applicable law, or (iii) if the Trustee and/or the Subordinated Creditor have not received an indemnity or other undertaking from the Senior Agent and/or the Required Senior Creditors with respect to any claim, suit or cause of action of any third party arising out of such action, which undertaking is satisfactory to the Trustee and the Subordinated Creditor in their reasonable discretion.

(g) Neither the Trustee nor the Subordinated Creditor, nor any of their respective Affiliates, shall be responsible to any Senior Creditor for (i) any recitals, statements,

Exhibit M

representations or warranties made by the Company or any other Grantor contained in this Agreement, the Indenture, the PIK Notes or any Subordinated Debt Documents or in any certificate or other document referred to or provided for in, or received by Trustee or Subordinated Creditor under, contained in this Agreement, the Indenture, or any Subordinated Debt Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral, the Indenture, the PIK Notes or any Subordinated Debt Documents or any other documents referred to or provided for hereunder or thereunder, or (iii) any failure by the Company or any Grantor to perform their respective obligations hereunder or thereunder; provided, however, that nothing in this Section shall be deemed or construed as limiting the rights of the Trustee or the Subordinated Creditor or the obligations of the Company and/or the Grantors in this Agreement, the Indenture, the PIK Notes or any Subordinated Debt Documents.

(h) The Trustee shall be entitled to advice of counsel and other professionals concerning all matters relating to its duties hereunder, but the Trustee shall not be answerable for the professional malpractice of any attorney-at-law or certified public accountant or for the acts or omissions of any other professional in connection with the rendering of professional advice in accordance with the terms of this Agreement. The Trustee may employ agents and attorneys-in-fact and shall not be responsible for the acts or omissions of any of such agents or attorneys-in-fact selected by it in good faith.

(i) The Trustee shall not be responsible to any Senior Creditor for any action taken or omitted to be taken by it hereunder or under any Subordinated Debt Document, or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Trustee shall have no fiduciary duty to any Senior Creditor.

2.3 Enforcement by Senior Agent or Senior Creditors. In taking any Enforcement Action or otherwise exercising any rights and remedies (with respect to Collateral or otherwise) in accordance with the terms of the Senior Debt Documents or the terms hereof, the Senior Agent and the other Senior Creditors may enforce the provisions of the Senior Credit Documents and (with respect to Specified Collateral) the Subordinated Debt Documents and undertake Enforcement Actions in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

2.4 Incorrect Payments; Payments from Enforcement Actions with respect to Specified Collateral. If any payment (whether in cash, property or securities, and including, without limitation, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder) (x) not permitted to be accepted by the Trustee or the Subordinated Creditor under this Agreement or (y) received by the Trustee or the Subordinated Creditor in connection with an Enforcement Action undertaken pursuant to the second sentence of Section 2.2(a) is received by the Trustee or the Subordinated Creditor on account of any Subordinated Obligations prior to the occurrence of the Discharge of Senior Obligations, such payment shall not be commingled with any asset of such Person, shall be held in trust by such Person for the benefit of the Senior Agent and the other Senior

Exhibit M

Creditors and shall be paid over to the Senior Agent, or its designated representative, for application to the payment of the Senior Obligations then remaining unpaid; provided, however, that the Subordinated Agent or the Subordinated Creditor shall be entitled to receive payment from the Company for any Exempt Subordinated Costs and Expenses and/or recoup from amounts realized by it in any Enforcement Action or other exercise of rights or remedies with respect to Specified Collateral pursuant to the second sentence of Section 2.2(a) the amount of any reasonable out-of-pocket expenses incurred by it in connection therewith.

SECTION 3. Priority of Liens; Etc.

3.1 Subordination of Liens, Etc. (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Obligations granted on the Collateral or of any Liens securing the Senior Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Subordinated Debt Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Senior Obligations and/or Subordinated Obligations), each of the Trustee and the Subordinated Creditor hereby agrees that: (a) any Lien on Common Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Agent or any Senior Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on Common Collateral securing any of the Subordinated Obligations; and (b) any Lien on Common Collateral now or hereafter held by or on behalf of the Trustee, the Subordinated Creditor or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on Common Collateral securing any Senior Obligations. All Liens on Common Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on Common Collateral securing any Subordinated Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Subordinated Obligations (and the security therefor).

3.2 Conversion of PIK Notes; Perfection of Senior Agent’s First-Priority Lien. (a) The Subordinated Creditor shall promptly (but in any event within 30 days) after the earlier to occur of (x) Substantial Completion of the Senior Collateral and (y) August 7, 2007 (the earlier of (x) and (y), the “Trigger Date”), effect a conversion of the PIK Notes to common stock and warrants of the Company pursuant to the Indenture and the Recapitalization Agreement (the “PIK Conversion”), provided that, so long as (i) an event of default under the Sections 7.1(i) or 7.1(j) of the Indenture or Sections 8.1(f) or 8.1(g) of the Senior Credit Agreement has occurred and is continuing or (ii) the conditions precedent to the PIK Conversion in Section 5.1 of the Recapitalization Agreement have not been satisfied, the Subordinated Creditor may, but shall not be obligated to, consummate the PIK Conversion. So long as any event described in clause (i) or (ii) above remains continuing, consummation of the PIK Conversion shall be at the sole option of the Subordinated Creditor. The Company agrees

Exhibit M

to use its best efforts to meet all conditions precedent to the effectiveness of the PIK Conversion under the Recapitalization Agreement. In the event that the PIK Conversion has not been consummated because the Company has failed to meet any condition precedent in Section 5.1 of the Recapitalization Agreement, the Company shall continue to use its best efforts to satisfy such condition(s) and consummate the PIK Conversion as soon as possible.

(b) It is understood and agreed that it is the intent of the parties that, as soon as practicable following the Closing Date, all Senior Obligations shall be secured by a perfected first-priority Lien on all Collateral in accordance with the Post-Closing Collateral Requirement. In furtherance of the foregoing, each of the Trustee and the Subordinated Creditor agrees, upon the request of the Senior Agent, promptly to enter into, execute and/or deliver any agreements, filings, instruments or other documents reasonably requested by the Senior Agent (including, without limitation, (x) delivery of any Collateral in which a security interest may be perfected by possession and (y) following the occurrence of the PIK Conversion, releases of the Liens of the Trustee in existence on the date hereof) and to otherwise use its best efforts to permit the Senior Agent to obtain a first-priority perfected Lien on all Collateral. This Section 3.2(b) shall survive termination of this Agreement.

3.3 Prohibition on Contesting Liens. Each of the Trustee and the Subordinated Creditor and the Senior Agent, for itself and on behalf of each Senior Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Senior Obligations or (iii) the relative rights and duties of the holders of the Senior Obligations and the Subordinated Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Agent or any other Senior Creditor to enforce this Agreement, including the priority of the Liens securing the Senior Obligations as provided in Section 3.1 hereof.

3.4 No New Liens. So long as the Discharge of Senior Obligations has not occurred, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Subordinated Obligation unless it has also granted a Lien on such asset or property to secure the Senior Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Agent and/or the other Senior Creditors, each of the Trustee and the Subordinated Creditor agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.4 shall be subject to Section 2.4 hereof.

SECTION 4. Lien Enforcement.

4.1 Exercise of Remedies. (a) Subject to the provisions of the second sentence of Section 2.2(a) hereof, so long as the Discharge of Senior Obligations has not

Exhibit M

occurred, whether or not any Proceeding has been commenced by or against the Company or any other Grantor: (i) neither the Trustee nor the Subordinated Creditor will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Trustee or any Subordinated Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any other Senior Creditor or any other exercise by the Senior Agent or any other Senior Creditor of any rights and remedies relating to Collateral under the Senior Credit Documents or otherwise, or object to the forbearance by the Senior Agent or the other Senior Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to Collateral; and (ii) the Senior Agent shall have the exclusive right, and the Required Senior Creditors shall have the exclusive right to instruct the Senior Agent, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to Collateral without any consultation with or the consent of the Trustee or the Subordinated Creditor, all as though the Subordinated Obligations did not exist; provided, however, that (A) in any Proceeding commenced by or against the Company or any other Grantor, the Trustee may (x) subject to the provisions of Section 2.2(b) hereof, file a claim or statement of interest with respect to the Subordinated Obligations and (y) subject to the provisions of Section 2.2(c) hereof, vote such claim, (B) the Trustee, at the written direction of the Subordinated Creditor, may take any action (not adverse to the prior Liens on Common Collateral securing the Senior Obligations, or the rights of the Senior Agent or the other Senior Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on Collateral in accordance with the terms of this Agreement (and, with respect to its Liens on Specified Collateral, shall take any such action if instructed to do so by the Senior Agent), (C) the Subordinated Creditor shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor, including any claim secured by Collateral, if any, in each case in accordance with the terms of this Agreement and (D) the Subordinated Creditor may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) subject to the provisions of Section 2.2(c) hereof, the Trustee and the Subordinated Creditor may file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Subordinated Obligations and Common Collateral.

(b) Subject to the provisions of Section 2.2(a) hereof, each of the Trustee and the Subordinated Creditor agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of Senior Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, the sole right of the Trustee and the Subordinated Creditor with respect to Common

Exhibit M

Collateral is to hold a Lien on Common Collateral pursuant to the Subordinated Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Obligations has occurred in accordance with the terms of the Subordinated Debt Documents and applicable law.

(c) Each of the Trustee and the Subordinated Creditor (i) agrees that neither the Trustee nor the Subordinated Creditor will take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the Senior Obligations to the Subordinated Obligations or grant the Liens on Common Collateral securing the Subordinated Obligations equal ranking to the Liens securing the Senior Obligations and (ii) hereby waives any and all rights it may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the Senior Agent or the other Senior Creditors seek to enforce or collect the Senior Obligations or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Agent or Senior Creditors is adverse to the interest of the Trustee or the Subordinated Creditor.

(d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Security Documents or any other Subordinated Credit Document shall be deemed to restrict in any way the rights and remedies of the Senior Agent or the other Senior Creditors with respect to the Collateral as set forth in this Agreement and the Senior Credit Documents.

SECTION 5. Other Agreements.

5.1 Actions Upon Default Under Subordinated Debt Documents. Each of the Trustee and the Subordinated Creditor agrees that (i) upon the occurrence of an event of default under any Subordinated Debt Document as to which the Trustee is provided written notice, the Trustee shall promptly notify the Senior Agent thereof in writing and shall specify the nature of such event of default and (ii) subject to the other terms of this Agreement governing the undertaking of any Enforcement Action by the Trustee and the Subordinated Creditor and to the other terms hereof, if any event of default or other event or condition exists under any Subordinated Debt Document, the effect of which is to permit the Trustee or the Subordinated Creditor to accelerate the maturity of any Indebtedness thereunder, then if a Senior Acceleration Event shall have occurred and be continuing and the Senior Agent so instructs in writing, the Trustee and Subordinated Creditor shall forthwith accelerate the Subordinated Obligations in accordance with the terms of such Subordinated Debt Document as in effect on the date hereof.

5.2 Releases. (a) If, in connection with:

(i) the exercise of the Senior Agent’s remedies in respect of the Collateral pursuant to the terms hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral while any event of default under the Senior Credit Agreement remains continuing (any of the foregoing, a “Remedial Action”);

Exhibit M

(ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the Senior Credit Documents and the Indenture (in each case, whether or not an event of default thereunder has occurred and is continuing); or

(iii) any agreement not contravening the Senior Debt Documents (including, without limitation, with respect to any asset sale) between the Senior Agent and the Company or any other Grantor (x) to release the Senior Agent’s Lien on any portion of the Collateral (other than as a result of, or in anticipation of, the Discharge of Senior Credit Agreement Obligations or the Discharge of Senior Obligations) or (y) to release any Grantor from its obligations under its guaranty of the Senior Obligations (other than as a result of, or in anticipation of, the Discharge of Senior Credit Agreement Obligations or the Discharge of Senior Obligations);

there occurs the release by the Senior Agent, acting on its own or at the direction of the Required Senior Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the Senior Obligations, then the Liens, if any, of the Trustee, for itself and for the benefit of the Subordinated Creditor, on such Collateral, and the obligations of such Grantor under its guaranty of the Subordinated Obligations, shall be automatically, unconditionally and simultaneously released, and the Trustee, for itself or on behalf of each such Subordinated Creditor, promptly shall execute and deliver to the Senior Agent or such Grantor such termination statements, releases and other documents as the Senior Agent or such Grantor may request to effectively confirm such release; provided, however, that if the Senior Credit Agreement does not permit such net sale proceeds to be reinvested by the Company, all net proceeds of any transaction described in Section 5.2(a)(i) and 5.2(a)(iii) shall be applied to permanently reduce the Senior Obligations. If an event of default then exists under the Indenture and the Discharge of Senior Obligations occurs concurrently with any such release, the Trustee (for itself and on behalf of the Subordinated Creditor) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the Senior Obligations. Until the Discharge of Senior Obligations occurs, each of the Trustee and the Subordinated Creditor hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or the Subordinated Creditor or in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 5.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.2, including any endorsements or other instruments of transfer or release.

(b) If, prior to the Discharge of Senior Obligations, a subordination of the Senior Agent’s Lien on any Common Collateral is permitted (or in good faith believed by the Senior Agent to be permitted) under the Senior Credit Agreement to another Lien permitted under the Senior Credit Agreement (a “Priority Lien”), then the Senior Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Subordinated Creditor and the Trustee, at the written direction of the Subordinated Creditor, shall promptly execute and deliver to the Senior Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Trustee for the benefit of the Subordinated Creditor to such Priority Lien.

Exhibit M

5.3 Insurance. Unless and until the Discharge of Senior Obligations has occurred, the Senior Agent (acting at the direction of the Required Senior Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Senior Agent for the benefit of the Senior Creditors pursuant to the terms of the Senior Debt Documents (including, without limitation, for purposes of cash collateralization of commitments, and Hedging Agreements) and, after the Discharge of Senior Obligations has occurred, to the Trustee for the benefit of the Subordinated Creditor to the extent required under the Subordinated Security Documents and then, to the extent no Subordinated Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Trustee or any other Subordinated Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 2.4 of this Agreement.

5.4 Amendments and other Modifications to Subordinated Debt Documents; Restrictions on Actions by Subordinated Creditor. Until the Discharge of Senior Obligations has occurred and notwithstanding anything contained in the Subordinated Debt Documents or the Senior Debt Documents to the contrary, save as in respect of waivers granted by the Subordinated Creditor on or prior to the Amendment No. 1 Effective Date, neither Trustee nor the Subordinated Creditor shall, without the prior written consent of Senior Agent, agree to any amendment, waiver, modification or supplement to the Subordinated Debt Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Obligations, (ii) increase the rate of interest on any of the Subordinated Obligations (except in connection with the imposition of a default rate of interest to the extent provided for in the Subordinated Debt Documents on the date hereof), (iii) alter the dates upon which payments of principal or interest on the Subordinated Obligations are due (other than in connection with the consummation of the PIK Conversion pursuant to this Agreement and to the Recapitalization Agreement), (iv) alter the terms of, add or remove any default or event of default (other than a technical waiver thereof, provided that no such waiver shall be permitted in any event with respect to (A) any default or event of default arising from a cross-default to any Senior Obligations (or an event of default under the Senior Debt Documents (other than a default or event of default arising under the Senior Debt Documents solely as a result of a default or event of default arising under the Indenture) or (B) any default or event of default resulting from the failure of any Grantor to pay, on a timely basis, any principal, interest or fees in respect of Subordinated Obligations), (iv) modify any covenant with respect to the Subordinated Obligations, (v) change the redemption, conversion, prepayment or put provisions of the Subordinated Obligations in a manner adverse to any Grantor, (vi) alter the subordination

Exhibit M

provisions with respect to the Subordinated Obligations or any Lien securing the same, including, without limitation, subordinating the Subordinated Obligations or any Lien securing the same to any other Indebtedness, (vii) alter the repayment terms of the Subordinated Obligations or forgive any of the Subordinated Obligations, (viii) take any Liens on any property of any Grantor, any Subsidiary of any Grantor or any other Person, except to the extent that Senior Agent shall have been granted a first-priority Lien on such property, (ix) obtain any guaranties or credit support from any Person, unless the Senior Agent and Senior Creditors have obtained a guaranty or credit support, as the case may be, in respect of the Senior Obligations from such Person and such Person’s obligations in respect of such guaranty or credit support, as the case may be, in favor of Trustee and the Subordinated Creditor in respect of the Subordinated Obligations are subordinated to its obligations in respect of the Senior Obligations on the same terms and to the same extent that the Subordinated Obligations are subordinated to the Senor Indebtedness pursuant the terms of this Agreement, (x) release any Specified Collateral (except as expressly permitted the Senior Debt Documents and the Subordinated Debt Documents), (xi) contravene the provisions of this Agreement, the Senior Credit Agreement or any other Senior Debt Document or (xii) change or amend any other term of the Subordinated Debt Documents if such change or amendment would be adverse to any Grantor or confer additional material rights on the Trustee or any Subordinated Creditor or any other holder of the Subordinated Obligations in a manner adverse to any Grantor, the Senior Agent or the Senior Creditors (other than waivers expressly permitted by clause (iv) above).

5.5 Amendments to Senior Debt Documents. The Senior Credit Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Subordinated Agent or the Subordinated Creditor, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification or Refinancing of the Senior Credit Agreement shall not, without the consent of the Subordinated Creditor increase the maximum aggregate principal of Loans thereunder to an amount in excess of the Cap Amount.

5.6 Legends. Each of the Company, each other Grantor, the Trustee and the Subordinated Creditor agrees that, prior to any transfer of any Subordinated Obligations permitted hereunder, each Subordinated Debt Document shall include the following language (or language to similar effect approved by the Senior Agent):

“THIS NOTE [OR OTHER SUBORDINATED DEBT DOCUMENT] AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”), DATED AS OF JUNE 1, 2007, AMONG GLOBAL CROSSING LIMITED, AS THE ISSUER, WELLS FARGO BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THE SUBORDINATED DEBT DOCUMENTS, THE OTHER GRANTORS NAMED THEREIN, GOLDMAN SACHS CREDIT PARTNERS L.P., AS SENIOR AGENT AND STT CROSSING LTD., AS THE SUBORDINATED CREDITOR, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE

Exhibit M

INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS HEREOF AND OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”

In addition, the Company, each other Grantor and the Trustee agree that each Subordinated Security Document covering any Collateral constituting real property shall contain such other language as the Senior Agent may reasonably request to reflect the subordination of such Subordinated Security Document to the Senior Security Document covering such Collateral.

5.7 Continued Effectiveness. (a) No right of the Senior Creditors, the Senior Agent or any of them to enforce any provision of this Agreement or any Senior Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of the Company or any other Grantor or by any act or failure to act by any Senior Creditor or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Debt Documents or any of the Subordinated Debt Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Creditors, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Senior Debt Documents), the Senior Creditors, the Senior Agent and any of them may, at any time and from time to time in accordance with the Senior Debt Documents and/or applicable law, without the consent of, or notice to, the Trustee or the Subordinated Creditor, without incurring any liabilities to the Trustee or any other Subordinated Creditor and without impairing or releasing the subordination, Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or the Subordinated Creditor is affected, impaired or extinguished thereby) do any one or more of the following:

(i) subject to the provisions of Section 5.5 hereof, make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) subject to the other provisions of Section 5.5 hereof, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Obligations or any Lien on any Common Collateral or guaranty thereof or any liability of any the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Agent or any of the Senior Creditors, the Senior Obligations or any of the Senior Debt Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any other Grantor to the Senior Creditors or the Senior Agent, or any liability incurred directly or indirectly in respect thereof;

Exhibit M

(iv) settle or compromise any Senior Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Senior Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi) release or discharge any Senior Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c) In the event the Senior Agent or the other Senior Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of the Senior Agent, the other Senior Creditors, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Indenture and any Comparable Subordinated Security Document without the consent of the Trustee or the Subordinated Creditor and without any action by the Trustee, the Company or any other Grantor, provided that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Subordinated Security Documents, except to the extent that a release of such Lien is permitted by Section 5.2 of this Agreement, (ii) imposing additional duties on the Trustee or otherwise exposing the Trustee to any liability or effect any right, power, exculpation or indemnity set forth in the Indenture without its written consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Subordinated Debt Documents or Section 6 hereof and (B) prompt notice of such amendment, waiver or consent has been given to the Trustee (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

5.8 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Trustee and the Subordinated Creditor may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Subordinated Obligations in accordance with the terms of the Subordinated Debt Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Trustee or any other Subordinated Creditor of the Permitted Subordinated Debt Payments so long as such receipt is (i) not the direct or indirect result of the exercise by the Trustee or the Subordinated Creditor of rights or remedies (including, without limitation, any Enforcement Action and any exercise of rights or remedies as a secured creditor (including set-off)) in contravention of this Agreement and (ii) permitted under the Senior

Exhibit M

Credit Documents. In the event the Trustee or the Subordinated Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Agent or the other Senior Creditors may have with respect to the Collateral.

5.9 Collateral in Possession; Bailee for Perfection. (a) If the Senior Agent takes possession of or has “control” (as such term is defined in the UCC) over any Common Collateral for purposes of perfecting its Lien thereon (including equity certificates, deposit accounts and investment property), the Senior Agent, to the extent such Liens may be perfected only by such possession or control, shall be deemed to be holding such Common Collateral as agent for Trustee, solely for purposes of perfection of its Lien under the UCC on such Common Collateral; provided that the Senior Agent shall have no duty or liability to protect or preserve any rights pertaining to any of the Common Collateral for the Trustee or any Subordinated Creditor, and each of the Trustee and the Subordinated Creditor hereby waives and releases the Senior Agent from all claims and liabilities arising pursuant to its role as such agent, except for claims and liabilities arising from the Senior Agent’s gross negligence or willful misconduct, as finally determined pursuant to a final non-appealable order of a court of competent jurisdiction.

(b) If the Trustee takes possession of or has “control” (as such term is defined in the UCC) over any Common Collateral for purposes of perfecting its Lien thereon (including equity certificates, deposit accounts and investment property), the Trustee, to the extent such Liens may be perfected by such possession or control, shall be deemed to be holding such Common Collateral as agent for the Senior Agent, solely for purposes of perfection of its Lien under the UCC on such Common Collateral; provided that the Trustee shall have no duty or liability to protect or preserve any rights pertaining to any of the Common Collateral for the Senior Agent or any of the Senior Creditors, and the Senior Agent and each Senior Creditor hereby waives and releases the Trustee and the Subordinated Creditor from all claims and liabilities arising pursuant to its role as such agent, except for claims and liabilities arising from Trustee’s gross negligence or willful misconduct, as finally determined pursuant to a final non-appealable order of a court of competent jurisdiction.

5.10 [Reserved]

5.11 Turnover of Collateral and Proceeds of Collateral. Upon the Discharge of the Senior Obligations, the Senior Agent shall deliver any remaining Collateral in its possession, or any proceeds thereof, together with any necessary endorsements, first, to the Trustee, if any Subordinated Obligations remain outstanding, and second, to the Company or the relevant Grantor if no Senior Obligations or Subordinated Obligations remain outstanding (in each case, in the case of any Collateral in which a security interest may be perfected solely by “control” (as defined in the UCC), so as to allow such Person to obtain “control” of such Collateral). The Senior Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority security interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

Exhibit M

5.12 When Discharge of Senior Obligations Deemed to Not Have Occurred. If at any time after the Discharge of Senior Obligations has occurred, the Company immediately thereafter enters into any Refinancing of any Senior Credit Document evidencing a Senior Obligation which Refinancing is permitted hereby, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing Senior Credit Document shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the payment subordination and Lien priorities and rights in respect of Collateral set forth herein, and the Senior Agent under such Senior Credit Documents shall be the Senior Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new Senior Credit Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Trustee and the Subordinated Creditor shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the respective Company or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement; provided same does not alter, modify or vitiate any rights, protections, immunities or indemnities afforded to the Trustee hereunder or under the Indenture.

5.13 Option to Purchase Senior Debt. (a) Without prejudice to the enforcement of remedies by the Senior Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Senior Debt Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Subordinated Obligations as being entitled to exercise all default purchase options as to the Subordinated Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Senior Creditors), at any time during the exercise period described in clause (c) below of this Section 5.13, all, but not less than all, of the Senior Obligations (other than the Senior Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Senior Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.13, all commitments pursuant to any then outstanding Senior Credit Agreement shall have terminated and all Hedging Agreements constituting Senior Debt Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.13(a) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute Senior Obligations, the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Hedging Agreement, the aggregate amount then owing to each Other Creditor thereunder pursuant to the terms of the respective Hedging Agreement, including without limitation all amounts owing to such Other Creditor as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of

Exhibit M

purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to pay over to the Senior Creditors any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the Senior Obligations;

(2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Senior Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Senior Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Senior Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Senior Obligations);

(3) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Trustee (acting at the written direction of the Subordinated Creditor) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.13;

(5) with all amounts payable to the various Senior Creditors in respect of the assignments described above to be distributed to them by the Senior Agent in accordance with their respective holdings of the various Senior Obligations; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Senior Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Senior Agent and each other Senior Creditor shall retain all rights to indemnification as provided in the relevant Senior Debt Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.13.

(b) The right to exercise the purchase option described in Section 5.13(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the Senior Agent by an Eligible Purchaser (the “Purchase Notice”). Neither the Senior Agent nor any other Senior Creditor shall have any disclosure obligation to any Eligible Purchaser, the Trustee or the Subordinated Creditor in connection with any exercise of such purchase option.

Exhibit M

(c) The right to purchase the Senior Obligations as described in this Section 5.13 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the Senior Credit Agreement, (y) the occurrence of the final maturity of the Loans under the Senior Credit Agreement or (z) the occurrence of a Proceeding with respect to the Company which constitutes a default or event of default under the Senior Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Proceeding constituting a default or event of default has not been rescinded or cured within such 10 Business Day Period, and so long as any unpaid amounts constituting Senior Obligations remain owing); provided, however, that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above; provided, further, however, that in connection with such purchase right only, the Senior Agent shall provide the Subordinated Creditor with five days’ prior written notice (an “Agent Notice”) of (x) an exercise of remedies by the Senior Agent with respect to all or any substantial portion of the Common Collateral, (y) its intention to accelerate the final maturity of the Loans or (z) the institution by the Senior Agent of any Proceeding under applicable Bankruptcy Law with respect to any Grantor, and in each such case the period during which the Subordinated Creditor shall have the right to purchase the Senior Obligations as described in this Section 5.13 shall commence upon the delivery to the Subordinated Creditor of such notice in accordance with the terms hereof; provided, further, however, that no prior notice by the Senior Agent of its taking any action specified in immediately preceding clauses (x) or (y) shall be required if the Senior Agent believes fraud or willful misconduct has occurred or is occurring or determines in its discretion that such action is necessary or desirable to protect against a material impairment, dissipation or devaluation of the Collateral. In the event an Eligible Purchaser provides a Purchase Notice to the Senior Agent within 5 days of receipt of an Agent Notice, the Senior Agent and the Senior Creditors shall not undertake any actions described in clauses (x), (y) or (z) so long as such purchase by the Eligible Purchaser is consummated within seven Business Days of the date of delivery of such Purchase Notice.

(d) The obligations of the Senior Creditors to sell their respective Senior Obligations under this Section 5.13 are several and not joint and several. To the extent any Senior Creditor (a “Defaulting Creditor”) breaches its obligation to sell its Senior Obligations under this Section 5.13, nothing in this Section 5.13 shall be deemed to require the Senior Agent or any other Senior Creditor to purchase such Defaulting Creditor’s Senior Obligations for resale to the holders of Subordinated Obligations and in all cases, the Senior Agent and each Senior Creditor complying with the terms of this Section 5.13 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the Senior Obligations.

(e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.13 (so long as they meet all eligibility standards contained in all relevant Senior Debt Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Senior Debt Documents) for purposes of all Senior Debt Documents and hereby agrees that no further consent from such Grantor shall be required.

Exhibit M

SECTION 6. Proceedings.

6.1 Finance Issues. If the Company or any other Grantor shall be subject to any Proceeding and the Senior Agent (acting at the direction of the Required Senior Creditors) shall desire to permit the use of Cash Collateral on which the Senior Agent or any other creditor the Company or any other Grantor has a Lien or to permit the Company or any other Grantor to obtain financing (including on a priming basis), whether from the Senior Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then each of the Trustee and the Subordinated Creditor agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the Senior Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of the Trustee and the Subordinated Creditor on the Common Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Subordinated Obligations shall have the same priority with respect to the Common Collateral relative to the Liens securing the Senior Obligations as if such Post-Petition Financing had not occurred.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each of the Trustee and the Subordinated Creditor, agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Proceeding in respect of the Collateral, without the prior written consent of the Senior Agent.

6.3 Adequate Protection. Each of the Trustee and the Subordinated Creditor agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the Senior Agent or the other Senior Creditors for adequate protection in any Proceeding (or any granting of such request) or (b) any objection by the Senior Agent or the other Senior Creditors to any motion, relief, action or proceeding based on the Senior Agent or the other Senior Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to Common Collateral except that, if the Senior Agent or the Senior Creditors are granted adequate protection in the form of replacement Liens on the Grantors’ assets, the Subordinated Creditor or the Trustee on its behalf may seek or request adequate protection in the form of a replacement Lien on the same assets of the Grantors as awarded to the Senior Creditors, which Lien, however, will be subordinated to the Liens securing the Senior Obligations (including any replacement Liens granted in respect of the Senior Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement.

Exhibit M

6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Creditor from objecting on any basis in any Proceeding or otherwise to any action taken by the Trustee or any other Subordinated Creditor, including the seeking by the Trustee or any other Subordinated Creditor of adequate protection or the assertion by the Trustee or the Subordinated Creditor of any of its rights and remedies under the Subordinated Debt Documents or otherwise.

6.5 Preference Issues. If any Senior Creditor is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then the Senior Obligations shall be reinstated to the extent of such Recovery and the Senior Creditors shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Trustee or any Subordinated Creditor on account of the Subordinated Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the Senior Agent for the benefit of the Senior Creditors, for application to the reinstated Senior Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6 Post-Petition Interest. (a) Neither the Trustee nor the Subordinated Creditor shall oppose or seek to challenge any claim by the Senior Agent or any other Senior Creditor for allowance in any Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Senior Creditors, and is intended to provide the Senior Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b) Neither the Senior Agent nor any other Senior Creditor shall oppose or seek to challenge any claim by the Trustee or any other Subordinated Creditor for allowance in any Proceeding of Subordinated Obligations consisting of post-petition interest, fees or expenses so long as the Senior Creditors are receiving post-petition interest, fees or expenses in at least the same form being requested by the Trustee and the Subordinated Creditor and then only to the extent of the value of the Lien of the Trustee on behalf of the Subordinated Creditor on the Collateral (after taking into account the value of the Lien of the Senior Agent on behalf of the Senior Creditors on the Collateral); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Senior Creditors and applied to the Senior Obligations in accordance with Section 2.4 hereof.

Exhibit M

(b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Subordinated Obligations (and the security therefor).

6.7 Waiver. Each of the Trustee and the Subordinated Creditor waives any claim it may hereafter have against any Senior Creditor arising out of the election by any Senior Creditor of the application to the claims of any First Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Proceeding; provided, however, that the foregoing is consistent with the terms of this Agreement.

6.8 Limitations. So long as the Discharge of Senior Obligations has not occurred, without the express written consent of the Senior Agent, neither the Trustee nor the Subordinated Creditor shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the Senior Creditors or the value of any claims of Senior Creditors under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Senior Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7. Representations and Warranties. The Subordinated Creditor hereby represents and warrants to the Senior Agent and the Senior Creditors, and the Senior Agent hereby represents and warrants (as to itself and not as to any other Person) to the Trustee and the Subordinated Creditor, in each case as follows:

7.1 Existence and Power. Such Person is duly organized, validly existing and in good standing under the laws of the state of its organization.

7.2 Authority. Such Person has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Person.

7.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

7.4 Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Person or affecting the property of such Person conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or (except as contemplated hereby), result in the creation or imposition of, or obligation to create, any Lien upon the property of

Exhibit M

such Person pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of such Person’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.

7.5 No Divestiture. Solely in the case of the Subordinated Creditor, on the date hereof, the Subordinated Creditor which is signatory hereto is the current owner and holder of the PIK Notes and all other Subordinated Obligations.

7.6 Default under Subordinated Debt Documents. Solely in the case of the Subordinated Creditor, on the date hereof, save in respect of waivers granted by the Subordinated Creditor on or before the Amendment No. 1 Effective Date, the Subordinated Creditor has not received notice from the Company or any Grantor that any default or event of default has occurred under or and remains continuing with respect to any of the Subordinated Debt Documents.

SECTION 8. Reliance; Waivers; Etc.

8.1 Reliance. Other than any reliance on the terms of this Agreement, the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Credit Documents, acknowledges that it and the other Senior Creditors have, independently and without reliance on the Trustee or the Subordinated Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any Senior Debt Document or this Agreement. The Subordinated Creditor acknowledges that it has, independently and without reliance on the Senior Agent or any other Senior Creditor, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Subordinated Debt Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Subordinated Debt Documents or this Agreement.

8.2 No Warranties or Liability. The Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, acknowledges and agrees that each of the Trustee and the Subordinated Creditor has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Subordinated Creditor will be entitled to manage and supervise their respective loans and extensions of credit under the Subordinated Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each of the Trustee and the Subordinated Creditor acknowledges and agrees that each of the Senior Agent and the Senior Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Debt Documents in accordance with law and as they may

Exhibit M

otherwise, in their sole discretion, deem appropriate. The Trustee and the Subordinated Creditor shall have no duty to the Senior Agent or any of the other Senior Creditors, and the Senior Agent and the other Senior Creditors shall have no duty to the Trustee or the Subordinated Creditor, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or event of default or default under any agreements with the Company or any other Grantor (including under the Senior Debt Documents and the Subordinated Debt Documents), regardless of any knowledge thereof which they may have or be charged with.

8.3 Waiver of Liability; Indemnity. (a) Each of the Trustee and the Subordinated Creditor also agrees that the Senior Creditors and the Senior Agent shall have no liability to the Trustee or the Subordinated Creditor, and each of the Trustee and the Subordinated Creditor hereby waives any claim against any Senior Creditor or the Senior Agent, arising out of any and all actions which the Senior Creditors or the Senior Agent may take or permit or omit to take with respect to: (i) the Senior Debt Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the Senior Collateral), (ii) the collection of the Senior Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. Each of the Trustee and the Subordinated Creditor agrees that the Senior Creditors and the Senior Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Collateral, the Senior Obligations or otherwise. Neither the Senior Agent nor any other Senior Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Grantor or upon the request of the Trustee, any other holder of Subordinated Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Subordinated Creditor by accepting the benefits of the Subordinated Security Documents agrees that neither the Senior Agent nor any other Senior Creditor (in directing the Trustee to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshalling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether Senior Obligations or Subordinated Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

(b) With respect to its share of the Obligations, Goldman Sachs Credit Partners L.P. (“Bank”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the Senior Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their affiliates as if Bank were not acting as the Senior Agent or Trustee and without any duty to account therefor to any other Creditor.

Exhibit M

(c) The Company and each Grantor shall reimburse the Trustee for all reasonable fees and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred in connection with the review, drafting and negotiation of this Agreement).

8.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the other Senior Creditors and the Trustee and the Subordinated Creditor, respectively, hereunder (including the payment subordination and Lien priorities established hereby) shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Senior Debt Document or any Subordinated Debt Document;

(ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Subordinated Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or any Subordinated Debt Document;

(iii) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Obligations or any guarantee thereof;

(iv) the commencement of any Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Obligations, or of the Trustee or any Subordinated Creditor in respect of this Agreement.

8.5 Marshalling; Additional Waiver. Each of the Trustee and the Subordinated Creditor hereby waives to the fullest extent permitted by applicable law any rights such Person may have under applicable law to assert or otherwise to claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the assets of any Grantor for the benefit of the Trustee or such Subordinated Creditor. Each of the Trustee and the Subordinated Creditor expressly waives all notice of the acceptance by the Senior Agent and the Senior Creditors of the subordination and other terms and provisions of this Agreement and all the notices whatsoever not specifically required pursuant to the terms of this Agreement or under the UCC in connection with any foreclosure on or sale of property of any of the Grantors and each of the Trustee and the Subordinated Creditor expressly consents to reliance by the Senior Agent and the other Senior Creditors upon the subordination and other terms and provisions of this Agreement.

Exhibit M

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Debt Documents or the Subordinated Debt Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment subordination and Lien subordination and the Senior Creditors may continue, at any time and without notice to the Trustee or any other Subordinated Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. Each of the Trustee and the Subordinated Creditor hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Trustee, the Subordinated Creditor and the Subordinated Obligations, upon the earlier of (A) the date on which the PIK Conversion occurs with regard to all PIK Notes and (B) later of (x) the date upon which the obligations under the Indenture terminate if there are no other Subordinated Obligations outstanding on such date and (y) if there are other Subordinated Obligations outstanding on such date, the date upon which such Subordinated Obligations terminate and (ii) with respect to the Senior Agent, the other Senior Creditors and the Senior Obligations, the date of the Discharge of Senior Obligations, subject to the rights of the Senior Creditors under Section 6.5.

9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Senior Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the Senior Agent (at the direction of the Required Senior Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the Senior Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “Senior Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the Senior Credit Agreement or the Indenture and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 9.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to

Exhibit M

consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected. In no event shall the Trustee be required to execute any amendment, waiver or modification which affects adversely its rights, duties, obligations or protections hereunder or under the Subordinated Debt Documents.

9.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Agent and the Senior Creditors, on the one hand, and the Subordinated Creditor, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the Subordinated Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinated Obligations. The Senior Agent and the other Senior Creditors shall have no duty to advise the Trustee or any other Subordinated Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any of the other Senior Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any other Subordinated Creditor, it or they shall be under no obligation (w) to make, and the Senior Agent and the other Senior Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. Subject to the Discharge of Senior Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Subordinated Creditor or Trustee pay over to the Senior Agent or any of the other Senior Creditors under the terms of this Agreement, the Subordinated Creditor and the Trustee shall be subrogated to the rights of the Senior Agent and such other Senior Creditors; provided that, each of the Trustee and the Subordinated Creditor hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred so long as Senior Agent and the Senior Creditors make reasonable efforts to preserve the rights and remedies under the Senior Credit Documents to which Trustee and Subordinated Creditor are subrogated. The Company and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Trustee or the Subordinated Creditor and paid over to the Senior Agent or the other Senior Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Company or any other Grantor under the Senior Debt Documents.

9.6 Application of Payments. All payments received by the Senior Agent or the other Senior Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Creditors, in their sole discretion, deem appropriate. Each of the Trustee and the Subordinated Creditor assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence

Exhibit M

with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS AND THE SUBORDINATED DEBT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.8 Notices. All notices to the Subordinated Creditor and the Senior Creditors permitted or required under this Agreement may be sent to the Subordinated Creditor and the Senior Agent, respectively. Unless otherwise specifically provided herein, any notice or other

Exhibit M

communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.9 Further Assurances. Each of the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, the Trustee and the Subordinated Creditor the Company and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Subordinated Creditor, by its acceptance of the benefits of the Subordinated Debt Documents, agrees to be bound by the agreements herein made by it and the Trustee, on its behalf.

9.10 APPLICABLE LAW, NO IMMUNITY. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. STT in respect of itself, its subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that STT, its Subsidiaries or any of their respective properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Singapore or Mauritius or elsewhere, to enforce this Agreement or any other liability or obligation of STT or any of its Subsidiaries related to or arising from the transactions contemplated by this Agreement, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, STT for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Singapore or Mauritius or elsewhere. Without limiting the generality of the foregoing, STT further agrees that the waivers set forth in this Section shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Foreign Sovereign Immunities Act.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon Senior Agent, the other Senior Creditors, the Trustee, the Subordinated Creditor and their respective successors and assigns.

9.12 Specific Performance. Each of the Senior Agent and the Trustee may demand specific performance of this Agreement. Each of the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, and the Trustee and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a

Exhibit M

remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent or the Trustee, as the case may be.

9.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Subordinated Creditor, by its acceptance of the benefits of the Subordinated Debt Documents, agrees to be bound by the agreements made herein.

9.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Creditors, the Trustee and the Subordinated Creditor. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the Senior Agent and the Senior Creditors, on the one hand, and each of the Grantors and the Trustee and the Subordinated Creditor, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the Senior Debt Documents and the Subordinated Debt Documents, respectively.

9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Creditors, on the one hand, and the Trustee and the Subordinated Creditor, on the other hand. Neither the Company nor any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms of the Senior Debt Documents and the Subordinated Debt Documents, respectively.

9.18 Grantors; Additional Grantors. The Company and the other Grantors party hereto on the date of this Agreement hereby covenant and agree (x) subject to the Post-Closing Collateral Requirement, to cause each Grantor not a party hereto on the date hereof to become a party hereto and (y) to cause each Subsidiary of the Company which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the Senior Agent or by executing and

Exhibit M

delivering an assumption agreement in form and substance reasonably satisfactory to the Senior Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Grantor and Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

9.19 Appointment of Service of Process Agent. Within ten (10) Business Days of the Closing Date, the Subordinated Creditor shall cause to be delivered to the Senior Agent a letter from the Service of Process Agent, presently located 1209 Orange Street, Wilmington, DE 19805 , in form and substance reasonably satisfactory to the Senior Agent, indicating its consent to its appointment by the Company and each other Grantor as their agent to receive service of process as specified in this Agreement.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Notice Address	GLOBAL CROSSING LIMITED, as a Grantor
Wessex House
45 Reid Street
Hamilton HM12	By:	/s/ Jean Mandeville
Bermuda	Name:	Jean Mandeville
	Title:	EVP/IFO
Telecopier: +1 441 296 8606

Signature Page to the Amended and Restated Intercreditor Agreement

Notice Address	GLOBAL CROSSING HOLDINGS LIMITED, as a Grantor
Wessex House
45 Reid Street	By:	/s/ Lorraine Dean
Hamilton HM12	Name:	Lorraine Dean
Bermuda	Title:	Vice President

Telecopier: +1 441 296 8606

Signature Page to the Amended and Restated Intercreditor Agreement

Notice Address	GC IMPSAT HOLDINGS NEDERLAND B.V., as a Grantor
c/o Global Crossing (UK)
Telecommunications Ltd.	By:	/s/ Shaun Tweed
5th Floor	Name:	Shaun Tweed
London Bridge	Title:	Director
London SE1 9BG
United Kingdom

Telecopier:	+44 207 904 2930
Attention:	Bernard Keogh
Regional Counsel,
Europe

Signature Page to the Amended and Restated Intercreditor Agreement

Notice Address	GLOBAL CROSSING (BIDCO) LIMITED, as a Grantor
c/o Global Crossing (UK)
Telecommunications Ltd.	By:	/s/ Anthony Christie
5th Floor	Name:	Anthony Christie
London Bridge	Title:	Director
London SE1 9BG
United Kingdom

Telecopier:	+44 207 904 2930
Attention:	Bernard Keogh
Regional Counsel,
Europe

Signature Page to the Amended and Restated Intercreditor Agreement

Notice address	GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.
c/o Global Crossing Limited	ALC COMMUNICATIONS CORPORATION
200 Park Avenue, M Suite 300	BUDGET CALL LONG DISTANCE, INC.
Florham Park, NJ 07932	BUSINESS TELEMANAGEMENT, INC.
USA	EQUAL ACCESS NETWORKS, LLC
GC MART LLC
Telecopier: +1 973 360 0538	GLOBAL CROSSING ADVANCED CARD SERVICES, INC.
Attention: Office of the	GLOBAL CROSSING BANDWIDTH, INC.
General Counsel	GLOBAL CROSSING BILLING, INC.
GLOBAL CROSSING DEVELOPMENT CO.
GLOBAL CROSSING EMPLOYEE SERVICES INC.
GLOBAL CROSSING GOVERNMENT MARKETS USA, INC.
GLOBAL CROSSING HOLDINGS USA, LLC
GLOBAL CROSSING INTERNET DIAL-UP, INC.
GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.
GLOBAL CROSSING LOCAL SERVICES, INC.
GLOBAL CROSSING NORTH AMERICA, INC.
GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.
GLOBAL CROSSING TELECOMMUNICATIONS, INC.
GLOBAL CROSSING TELEMANAGEMENT VA, LLC
GLOBAL CROSSING TELEMANAGEMENT, INC.
GLOBAL CROSSING USA INC.
GLOBAL CROSSING VENTURES, INC.
GT LANDING CORP.
GT LANDING II CORP.
MAC LANDING CORP.
OLD INTER EXCHANGE NETWORK, INC.
PAC LANDING CORP.
US CROSSING, INC.,
as Grantors

	By:	/s/ Mitchell Sussis
	Name:	Mitchell Sussis
	Title:	Vice President and Secretary

Signature Page to the Amended and Restated Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Senior Agent

Notice Address: Goldman Sachs Credit Partners L.P.	GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as Senior Agent
c/o Goldman Sachs & Co.
30 Hudson Street, 17th Floor	By:	/s/ Bruce H. Mendelsohn
Jersey City, NJ 07302	Name:	Bruce H. Mendelsohn
Attention: SBD Operations	Title:	Authorized Signatory
Attention: Pedro Ramirez
Telecopier: (212) 357-4597

Signature Page to the Amended and Restated Intercreditor Agreement

Trustee

Notice Address: Wells Fargo Bank, National Association Sixth Street and Marquette Avenue	WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee
MAC N9303-120
Minneapolis, MN 55479	By:	/s/ Jane Y. Schweiger
Telecopier: +1 612 667 9825	Name:	Jane Y. Schweiger
	Title:	Vice President

Signature Page to the Amended and Restated Intercreditor Agreement

Notice Address:	STT CROSSING LTD., as Subordinated Creditor
10 Frere Felix de Valois Street,
Port Louis 04	By:	/s/ Stephen Miller
Mauritius	Name:	Stephen Miller
Title:
51 Cuppage Road #10-11/17 Starhub Centre Singapore 229469

Signature Page to the Amended and Restated Intercreditor Agreement